Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 3 to Registration Statement No. 333-152504 of our report dated March 3, 2010, relating to the financial statements of Roadrunner Transportation Services Holdings, Inc. appearing in the prospectus, which is part of such registration statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 3, 2010